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                                                                    EXHIBIT 23.2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of ATS Medical, Inc. to be filed on or about April 14, 2006, of our report, dated March 23, 2006, relating to our audit of the financial statements of 3F Therapeutics, Inc., appearing in the proxy statement/prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the caption "Experts" in such proxy statement/prospectus.

/s/ McGladrey & Pullen, LLP

Irvine, California
April 13, 2006